                                                                   Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To First Chicago NBD Corporation:

     As independent public accountants, we hereby consent to the incorporation of our report dated December 1, 1995, on the supplemental consolidated financial statements of First Chicago NBD Corporation included in this Current Report on Form 8-K dated December 4, 1995, into First Chicago NBD Corporation's previously filed Form S-8 Registration Statement No. 33-21036, Form S-8 Registration Statement No. 33-17494, Form S-8 Registration Statement No. 33-48773, Form S-8 Registration Statement No. 33-46906, Form S-8 Registration Statement No. 33-50300, Form S-8 Registration Statement No. 33-53928, Form S-3 Registration Statement No. 33-60788 and Form S-8 Registration Statement No. 33-62713.


                                       ARTHUR ANDERSEN LLP


Chicago, Illinois,
December 1, 1995